EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Providian Financial Corporation of our report dated January 22, 1998, with respect to the consolidated financial statements of Providian Financial Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


San Francisco, California
June 19, 1998